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                                                                  EXHIBIT 10.37

                                 LEASE AGREEMENT

         THIS LEASE, made this 1st day of August, 1989 by and between Financial Enterprises, III, hereinafter called "Landlord" and Medical Management Sciences South, Inc. hereinafter called "Tenant".

                               W I T N E S S E T H

1.       PREMISES.

         Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord the office building located at 1030 East 4th Street, Suite A; Chattanooga, Tennessee hereinafter called the "Premises".

2.       TERM.

         This Lease shall be for a term of one (1) year beginning on August 1, 1989 and ending on July 31, 1990, both dates inclusive, unless sooner terminated as herein provided. The lease will automatically renew for one (1) year periods unless sixty (60) day notice is given by either party.

3.       RENT.

         The Tenant shall pay to the Landlord the annual rent of Fifty-Two Thousand Three Hundred Eighty Dollars ($52,380) in legal tender, in equal monthly installments of Four Thousand Three Hundred Sixty-Five Dollars ($4,365) in advance, on the first day of each month throughout the term of the Lease. The rent shall be payable at the office of the Landlord or at such other place as the Landlord may designate in writing.


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4.       PAST DUE RENTS.

         Tenant hereby recognizes and acknowledges that if rental payments are not received when due Landlord will suffer damages and additional expense thereby and Tenant therefore agrees that a late charge equal to five percent (5%) of the basis monthly rental (including additional rent as hereinafter provided) may be assessed by Landlord as additional rental if Tenant shall fail to pay any rent by the 10th of each month.

5.       ASSIGNMENT AND SUBLETTING.

         Tenant covenants it will not assign this Lease or sublet the Premises without the prior written consent of Landlord.

6.       QUIET ENJOYMENT.

         Landlord agrees that upon compliance with the terms and conditions of this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the premises for the term of this Lease and any renewal of said term.

7.       USE AND CONDITION.

         Tenant shall use the premises only for business or professional office purposes. Tenant knows the conditions of the Premises and Tenant has confirmed to its satisfaction that the Premises can be lawfully used for purposes of Tenant's business. The Premises shall not be used during the term or an extension or renewal term for any purpose other than those specified herein.

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8.       CARE OF PREMISES.

         Tenant shall commit no waste and shall take good care of the Premises and fixtures, and shall, at Tenant's sole cost and to the satisfaction of Landlord, repair all damage or injury to the Premises, fixtures and Building resulting from carelessness, omission, neglect or other cause of Tenant, its servants, employees, agents, visitors, or licensees. Should Tenant fail to perform such repairs or replacements, Landlord may do so, after ten (10) days notice and the cost of such repairs or replacements shall become collectible as additional rent hereunder and shall be paid by Tenant within ten (10) days after presentation of a statement therefor. Upon the expiration of this Lease, Tenant shall return all keys and shall surrender the Premises in clean and good condition, reasonable use and wear excepted.

9.       TAXES.

         Landlord shall pay all taxes, and assessments upon the leased property during the term of the Lease.

10.      INSURANCE.

         The Tenant shall at all times during the term of this Lease, at its own cost and expense, provide adequate insurance coverage on the premises.

11.      UTILITIES.

         The Tenant shall be required to furnish all utilities.

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12.      REPAIRS.

         Landlord shall (to the extent of Landlord's installations therein) keep the Premises in good working order and condition and shall make all repairs and replacements not occasioned by the negligence of Tenant, its agents, contractors, employees or invites. Should Landlord be prevented by Tenant from making repairs, or replacements during regular hours, Tenant shall bear any increased expense. Tenant shall repair and maintain all of the Tenant's installations in the premises. Landlord shall not be liable to Tenant as a result of damage or loss to Tenant's property, including without limitation, Tenant's fixtures, furniture and/or equipment, resulting from water damage or leakage from any pipe within the Building or leakage through the exterior wall, windows or the roof of the Building; whether or not such damage shall be caused by or contributed to as a result of Landlord's negligence or omission.

13.      PERSONAL PROPERTY.

         All personal property and equipment of every kind and description which may at any time be in the Premises shall be at Tenant's risk, or at the risk of those claiming under Tenant.

14.      DEFAULT.

         In the event of the occurrence of any of the following conditions:

         (1) The rent (or additional rent) is not paid when due;

         (2) The Premises are vacated even though Tenant continues to pay the stipulated monthly rent;

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         (3) Any petition or other action if filed by or against Tenant under any section or chapter of the Federal Bankruptcy Act;

         (4) Tenant shall become insolvent or transfer property in fraud of creditors;

         (5) Tenant shall make an assignment for the benefit of creditors;

         (6) A receiver or trustee is appointed for any of Tenant's assets and such appointment is not vacated within thirty (30) days; or

         (7) Tenant fails to comply with any provision or covenant of this Lease (other than the payment of rent) or any of the Rules and Regulations now or hereafter established by Landlord and fails to correct or cure the same within fifteen (15) days after Notice thereof, or, in the event such defect cannot reasonably be cured within the said fifteen (15) day period, then if Tenant shall fail to commence to cure said defect within the aforesaid fifteen (15) day period and thereafter diligently pursue the same to completion;

         then in any of such events Landlord shall have all remedies provided at law all in equity, including the right to (i) terminate the Lease by written notice to Tenant (in which event Tenant shall immediately surrender the Premises to Landlord) and retain all deposits, security for rent or other monies received from Tenant on account of damages, (ii) enter the Premises and remove Tenant and Tenant's property therefrom with or without force and without being liable to Tenant in any manner whatsoever for any damages, and attempt to relet the Premises for Tenant's account on such terms as Landlord alone shall determine or
(iii) to continue this Lease and sue for Tenant's performance hereunder (including payment of rent and additional rent as they become due). In every event Landlord shall also be entitled to recover from Tenant all costs of collection, including attorney's fee at the agreed rate of fifteen (15%) of all sums due to the Landlord. The proceeds of any reletting

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during the term of this Lease shall be applied first to all expenses occasioned by such reletting (including, without limitation, attorney's fees and leasing commissions and such alterations and redecorating of the Premises as the Landlord's sole judgment may be desirable) and secondly to the rent and additional rent due hereunder, Tenant shall be liable for any deficiency (including costs of collection and attorney's fees) but not entitled to any surplus so arising.

         The above stated remedies of Landlord shall be deemed to be in addition to, and not in lieu of, any other rights and remedies provided Landlord either at law or in equity each of which shall remain cumulatively available to the Landlord. No delay in enforcing the provisions of this Lease shall be deemed to constitute a waiver of such default by Landlord, and the pursuit by Landlord of one or more remedies shall not be deemed to constitute an election against other remedies. All remedies provided in this Lease, at law or in equity shall be cumulatively available to the Landlord. If the Premises are relet following Tenant's default Landlord shall not be liable for the good faith failure to collect any such rent.

         IN WITNESS WHEREOF, Landlords and Tenant have respectively signed and sealed this Lease.

                                       LANDLORD

                                       FINANCIAL ENTERPRISES, III

                                       By:  S/
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                                       TENANT

                                       MEDICAL MANAGEMENT SCIENCES SOUTH, INC.

                                       By:  S/
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